Exhibit 10.6
75 Hayden Avenue Lexington, Massachusetts (the “Building”)

FIRST AMENDMENT

EXECUTION DATE:	July 1, 2020
LANDLORD:	HCP/King 75 Hayden LLC, a Delaware limited liability company
TENANT:	Dicerna Pharmaceuticals, Inc., a Delaware corporation
EXISTING PREMISES:

Areas on the first (1st) floor, the fourth (4th) floor, the Penthouse and the roof of the Building, containing approximately 61,282 rentable square feet in the aggregate. The Premises consist of:

Prime Premises, which will be located on the entire fourth (4th) floor;

PH System Premises, which will be located on the first (1st) floor. The PH System Premises are located in the PH System Room, which contains the PH systems of other tenants;

Storage Premises, which will be located on the first (1st) floor. The Storage Premises are located in the Storage Room, which contains storage areas of other tenants; and

Penthouse Equipment Premises, which will be located on the Penthouse floor. The Penthouse Equipment Premises are located in the Penthouse Equipment Room, which contains equipment of other tenants.

Generator Area, which will be located on the roof, in the precise location more particularly set forth in the Lease.

The Existing Premises are shown on the Lease Plans attached to the Existing Lease.

DATE OF LEASE:	January 14, 2020
PREVIOUS LEASE AMENDMENTS:	None

EXPANSION PREMISES:

Areas on the first (1st) floor and the Penthouse and roof of the Building, containing approximately 30,446 rentable square feet in the aggregate (the “Expansion Premises”). The Expansion Premises consists of:

The “First Floor North Expansion Premises” comprising the north portion of the first (1st) floor of the Building, and the “First Floor South Expansion Premises,” comprising the south portion of the first (1st) floor of the Building, both substantially in the locations shown on Exhibit 1A-First Amendment attached hereto and made a part hereof (the First Floor North Expansion Premises and First Floor South Expansion Premises being collectively referred to as the “Prime Expansion Premises”); plus
The “Expansion PH System Premises” comprising additional space in the PH System Room as shown on Exhibit 1B-First Amendment (which room contains the equipment of other tenants, including Tenant); plus

The “Expansion Storage Premises,” which is located on the first (1st) floor, as shown on Exhibit 1C-First Amendment attached hereto and made a part hereof. The Expansion Storage Premises will be a caged area located in a shared chemical storage room (the “Shared Storage Room”), which contains storage areas of other tenants; plus

The “Expansion Penthouse Equipment Premises” comprising additional space in the Penthouse Equipment Room as shown on Exhibit 1D-First Amendment (which area contains the equipment of other tenants, including Tenant); and

The “Expansion Generator Area” comprising additional generator space in the location shown on Exhibit 1D-First Amendment.

The Expansion PH System Premises, Expansion Storage Premises, Expansion Penthouse Equipment Premises, and Expansion Generator are collectively referred to as the “Ancillary Expansion Premises,” all as more particularly described in this First Amendment.

WHEREAS, Landlord and Tenant desire to amend the above-described lease (the “Existing Lease”) to reflect the expansion of the Premises to include the Expansion Premises on the terms and conditions contained, and to modify certain provisions of the Lease upon the terms and conditions hereinafter set forth.

4815-4160-2751, v. 6

NOW, THEREFORE, the Existing Lease is hereby amended as follows (the Existing Lease, as amended by this First Amendment, shall hereafter be referred to as the “Lease”). Any capitalized terms used herein shall have the same definition as set forth in the Existing Lease, except to the extent otherwise set forth in this First Amendment.

1.EXPANSION PREMISES

a.Demise of Expansion Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises for a Term commencing on the Expansion Premises Commencement Date, as hereinafter defined, and expiring on the Expiration Date. The “Expansion Premises Commencement Date” shall be the earlier of (i) the date that Tenant first commences to use Expansion Premises, or any portion thereof, for the Permitted Use, or (ii) the Substantial Completion of the Landlord’s Expansion Premises Work, as hereinafter defined. The “Expansion Premises Rent Commencement Date” shall be the date that is four (4) months after the Expansion Premises Commencement Date. Said demise of the Expansion Premises shall be upon all of the terms and conditions of the Existing Lease applicable to the Existing Premises, except as otherwise set forth in this First Amendment. From and after the Expansion Premises Commencement Date, all references in the Lease to “Premises” shall be deemed to mean both the “Existing Premises” and the “Expansion Premises,” and the Premises shall then be deemed to contain a total of 91,728 rentable square feet.

b.Ancillary Equipment Premises. Notwithstanding anything in the Existing Lease to the contrary, (i) Exhibit 1B of Existing Lease (Lease Plan – PH System Premises) is hereby deleted and replaced with Exhibit 1B-First Amendment, attached hereto; (ii) Exhibit 1C of the Existing Lease (Lease Plan – Storage Premises) is hereby deleted and replaced with Exhibit 1C- First Amendment, attached hereto; and (iii) Exhibit 1D of the Existing Lease (Lease Plan – Penthouse Equipment Premises and Generator Area) is hereby deleted and replaced with Exhibit 1D-First Amendment, attached hereto.

c.Expansion Premises Base Rent; Additional Rent; Electricity.

i.Base Rent. In addition to Base Rent set forth in the Existing Lease with respect to the Existing Premises, commencing on the Expansion Premises Commencement Date, Tenant shall pay Base Rent for the Expansion Premises as set forth below:

4815-4160-2751, v. 6

Expansion Premises Rent Year	Annual Base Rent – Expansion Premises	Monthly Payment – Expansion Premises
Year 1, Months 1-4	$0.00	$0.00
Year 1, Months 5-12	$1,918,098.00	$159,841.50
Year 2	$1,975,640.94	$164,636.75
Year 3	$2,034,910.17	$169,575.85
Year 4	$2,095,957.47	$174,663.12
Year 5	$2,158,836.20	$179,903.02
Year 6	$2,223,601.28	$185,300.11
Year 7	$2,290,309.32	$190,859.11
Year 8	$2,359,018.60	$196,584.88
Year 9	$2,429,789.16	$202,482.43
Year 10	$2,502,682.83	$208,556.90
Year 11*	$2,577,763.32	$214,813.61
*Prorated for any partial year

As used in the table above, “Year 1” shall be the twelve (12) month period commencing as of the Expansion Premises Commencement Date, except that if the Expansion Premises Commencement Date occurs on other than the first day of a calendar month, then Year 1 shall commence as of the Expansion Premises Commencement Date and shall end on the last day of the calendar year in which the first anniversary of the Expansion Premises Commencement Date occurs. Each Expansion Premises Rent Year after Year 1 shall be the twelve (12) month period immediately following the preceding Expansion Premises Rent Year, provided, however, that Rent Year 11 shall end on the Expiration Date.

ii.Additional Rent. Effective as of the Expansion Premises Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall pay Tenant’s Share (as amended hereby) of Operating Costs and Taxes in accordance with the provisions of Sections 5.2 and 5.3 of the Existing Lease, respectively. From and after the
Expansion Premises Commencement Date, “Tenant’s Share” shall mean forty-two and seventy- eight hundredths percent (42.78%).

iii.Electricity. Tenant shall pay all charges for electricity furnished to the Expansion Premises and any equipment exclusively serving the Expansion Premises, as additional rent, as measured by a submeter, with such metering equipment to be installed as part of Landlord’s Expansion Premises Work. Said payments shall otherwise be in accordance with Section 9.1 of the Existing Lease.

2.LANDLORD’S EXPANSION PREMISES WORK; CONDITION OF EXPANSION PREMISES

a.Condition. Tenant acknowledges and agrees that Tenant is leasing the Expansion Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Expansion Premises Commencement Date, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord, except that Landlord shall: (1) (i) perform the Expansion Premises Base Building Work and Landlord’s Expansion Premises Work

4815-4160-2751, v. 6

(including Punchlist Items), and (ii) provide Landlord’s Expansion Premises Contribution (as said terms are hereinafter defined), all in accordance with the provisions of Exhibit 2-First Amendment; and (2) correct Latent Defects with respect to the Expansion Premises Base Building Work and Landlord’s Expansion Premises Work as set forth in Section 3.1(b) of the Existing Lease.

b. Landlord’s Expansion Premises Work and Expansion Premises Base Building Work. Landlord, at Landlord’s sole cost and expense, shall perform the Landlord’s Expansion Premises Work and the Expansion Premises Base Building Work in accordance with Exhibit 2-
First Amendment. Subject to Tenant’s delivery of the Expansion Premises DD Plans (as hereinafter defined) in accordance with Exhibit 2-First Amendment, Landlord’s Force Majeure, and Tenant Delays, it is anticipated that the Expansion Premises Base Building Work and the Landlord’s Expansion Premises Work shall be Substantially Complete on or before April 1, 2021 (the “Estimated Expansion Premises Commencement Date”). Landlord’s failure to deliver possession of the Expansion Premises by the Estimated Expansion Premises Commencement Date shall in no way affect the validity of the Lease or this First Amendment or the obligations of Tenant thereunder, and Tenant shall not have any claim against Landlord and Landlord shall have no liability to Tenant by reason thereof; provided, however, if the Expansion Premises Base Building Work and Landlord’s Expansion Premises Work are not Substantially Complete by May 15, 2021 due to reasons other than a Tenant Delay or Landlord’s Force Majeure, then Tenant shall be entitled to a credit equal to the sum of the product of Five Thousand Two Hundred Fifty-Five and 06/100 Dollars ($5,255.06) multiplied by the number of days that elapse after May 15, 2021 until the Expansion Premises Base Building Work and Landlord’s Expansion Premises Work are Substantially Compete. Any such credit granted to Tenant pursuant to the foregoing sentence shall be applied against the Base Rent otherwise owed by Tenant immediately following the Expansion Premises Rent Commencement Date such that Tenant shall not owe any payments of Base Rent to Landlord until such credit is exhausted. The foregoing shall constitute Tenant’s sole and exclusive remedy in the event of a delay in the occurrence of the Expansion Premises Commencement Date beyond the Estimated Expansion Premises Commencement Date. Notwithstanding anything herein to the contrary, as used herein when referring to the Expansion Premises Base Building Work and the Landlord’s Expansion Premises Work, the term “Tenant’s Security System Work” shall have the same meaning set forth in Section 1.4(b) of the Existing Lease; the terms “Tenant Delay”, “Tenant Parties” and
“Tenant Delay Notice” shall have the same meaning set forth in Section 3.2(c)(i) of the Existing Lease; the terms “Substantially Complete” or “Substantial Completion” shall have the same meaning set forth in Section 3.2(c)(ii) of the Existing Lease; and the terms “Punchlist” and “Punchlist Items” shall have the same meanings set forth in Section 3.2(c)(iii) of the Existing Lease, in each such case with references to “Base Building Work”, “Tenant Improvement Work”, “Estimated Term Commencement Date”, “Term Commencement Date” and “Premises” being considered references to “Expansion Premises Base Building Work”, “Landlord’s Expansion Premises Work”, “Estimated Expansion Premises Commencement Date”, “Expansion Premises Commencement Date” and “Expansion Premises”, respectively; and references to “Landlord’s Work” being considered references to the “Expansion Premises Base Building Work” and the “Landlord’s Expansion Premises Work” collectively. Further, notwithstanding anything herein to the contrary, Landlord and Tenant acknowledge and agree that the COVID-19 pandemic, and the associated disruptions resulting directly and indirectly on account of the COVID-19 pandemic, constitute a Landlord’s Force Majeure event.

4815-4160-2751, v. 6

3.MODIFIED LEASE PROVISIONS

a.Option to Extend Term of Lease. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right to exercise its options to extend the Term of the Lease either with respect to the entire Premises, or solely with respect to the Existing Premises, and otherwise in accordance with the terms and conditions of Section 1.2 of the Existing Lease; provided that if Tenant timely exercises its first Extension Term solely with respect to the Existing Premises,
Tenant shall thereafter have no further right to extend the Term of the Lease with respect to the Expansion Premises. Tenant shall specify in the applicable Extension Notice whether Tenant elects to extend the Term for the entire Premises or only the Existing Premises; provided, however if Tenant does not do so, then Tenant will be considered to have elected to extend the Term for the entire Premises. If Tenant exercises Tenant’s option for the applicable Extension Term for less than the entire Premises, then on the date immediately preceding the first day of the applicable Extension Term, Tenant shall surrender to Landlord possession of the Expansion Premises in the condition required in accordance with the provisions of this Lease on the Expiration Date. On the date immediately preceding the first day of the applicable Extension Term (each such date, the “Extension Surrender Date”), Tenant’s lease of the Expansion Premises shall end and expire, and Tenant’s estate in and possession of the Expansion Premises shall terminate and be extinguished as if the Expansion Premises were the Expiration Date with respect thereto. From and after the applicable Extension Surrender Date, Tenant’s Share of Taxes, Tenant’s Share of Operating Costs, the number of Tenant’s Parking Spaces and all other rights of Tenant under this Lease which are calculated on a pro rata or proportionate share basis, each shall be reduced on a per square foot, pro rata basis to reflect the removal of the Expansion Premises from the Premises.

b.Security Deposit. Reference is made to the fact that Landlord is currently holding a Security Deposit in the amount of $1,519,282.90 in the form of a letter of credit pursuant to the provisions of Article 7 of the Existing Lease. Contemporaneously with the execution of this First Amendment, Tenant shall deliver to Landlord a new Letter of Credit or an amendment to the existing Letter of Credit that which shall increase the initial amount to $2,318,490.40 (i.e., the sum of $1,519,282.90 and $799,207.50) and that shall otherwise comply with all applicable terms and conditions of Section 7.1 of the Existing Lease. From and after the date of execution of this First Amendment, all references in the Lease to “Letter of Credit” shall be deemed to mean the Letter of Credit, amended in accordance herewith.

c.Parking. In addition to Tenant’s right to use the Parking Spaces set forth in Section 1.3(b) of the Existing Lease, Tenant shall have the right to use an additional seventy-six
(76) parking spaces with respect to the Expansion Premises, which shall include three (3) additional reserved parking spaces located in the executive parking area located on the north side of the Building, which use shall be in accordance with the terms and conditions set forth in Section 1.3(b) of the Existing Lease.

d.Base Building Capacities. With respect to the Expansion Premises, Tenant shall not exceed its allotted base building capacities defined on Exhibit 3-First Amendment attached hereto.

4815-4160-2751, v. 6

e.Control Areas. “Tenant’s Control Areas,” as defined in Section 17.1(b) of the Existing Lease, with respect to the Expansion Premises shall be deemed to include the following:

i.The entirety of the First Floor North Expansion Premises, which constitutes one of the four available control areas on the first floor of the Building;
ii.The entirety of the First Floor South Expansion Premises, which constitutes the second of the four available control areas on the first floor of the Building; and

iii.The Expansion Storage Premises, which comprise twenty percent (20%) of the solvent storage capacity of the Shared Storage Room, which Shared Storage Room constitutes the third of the four available control areas on the first floor of the Building.

Tenant’s rights to utilize each of the foregoing control areas are in addition to Tenant’s right, under Section 17.1(b) of the Existing Lease, to use one hundred percent (100%) of a chemical storage room that constitutes the fourth available control area on the first floor of the Building in accordance with Section 17.1(b) of the Existing Lease.

4.MISCELLANEOUS

a.Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment other than JLL New England (Landlord) and T3 Advisors (Tenant) (collectively, the “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

b.Inapplicable Lease Provisions. Exhibit 4 of the Existing Lease shall have no applicability with respect to this First Amendment.

c.Ratification. In all other respects, except as expressly modified herein, the Lease is hereby ratified and confirmed. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for any of the terms and conditions set forth in this First Amendment, and this First Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this First Amendment to Tenant.

d.Notice of Lease. At the request of Landlord or Tenant, the parties shall amend the notice of lease recorded with the Middlesex (South) Registry of Deeds in Book 74150, Page 207 to include the Expansion Premises.

E  Tenant’s Address: Tenant’s address set forth in the “Lease Summary Sheet” and in Section 24 of the Existing Lease is hereby amended to delete the reference to “David W.
Miller, PhD, SVP” and substitute “Chief Financial Officer” in its place and stead.

4815-4160-2751, v. 6

F.Conflict. In the event that any of the provisions of the Existing Lease are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.

G.Counterparts. This First Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument. This First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signatures on following page.]

4815-4160-2751, v. 6

IN WITNESS WHEREOF the parties hereto have executed this First Amendment as a sealed instrument as of the Execution Date.

LANDLORD

HCP/KING 75 HAYDEN LLC,
a Delaware limited liability company

By: King Mattingly LLC, a Massachusetts limited liability company, its Manager

By: King Street Properties Investments LLC, a Massachusetts limited liability company, its Manager

By: /s/ Stephen D. Lynch

Name: Stephen D. Lynch
Its Manager
TENANT

DICERNA PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ Doug Pagan
Name: Doug Pagan
Title: Chief Financial Officer

EXHIBIT 1A-FIRST AMENDMENT

Plan of Prime Expansion Premises

Exhibit 1A-First Amendment -- 1
4815-4160-2751, v. 6

EXHIBIT 1B-FIRST AMENDMENT

Updated Lease Plan – PH System Premises

Exhibit 1B-First Amendment -- 1
4815-4160-2751, v. 6

EXHIBIT 1C-FIRST AMENDMENT

Plan of Additional Storage Premises

Exhibit 1C-First Amendment -- 1
4815-4160-2751, v. 6

EXHIBIT 1D-FIRST AMENDMENT

Updated Lease Plan – Penthouse Equipment Premises and Generator Area

Exhibit 1D-First Amendment -- 1
4815-4160-2751, v. 6

EXHIBIT 2-FIRST AMENDMENT

Work Letter – Landlord’s Expansion Premises Work

This Exhibit is attached to and made a part of the First Amendment by and between HCP/KING 75 HAYDEN LLC, a Delaware limited liability company (“Landlord”), and DICERNA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for Expansion Premises located at 75 Hayden Avenue, Lexington, Massachusetts. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in preparing the Expansion Premises for Tenant’s use. This Exhibit shall not be deemed applicable to any additional space added to the Expansion Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Existing Premises or any additions to the Expansion Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

1.Definitions.

(a)This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Expansion Premises for Tenant’s use. For the purposes of this Lease, “Landlord’s Expansion Premises Work” consists of the items listed within the “Tenant Improvement Work” column of the Landlord/Tenant Responsibility Matrix, attached hereto as Exhibit 2A-First Amendment; “Expansion Premises Base Building Work” consists of the items listed within the “Base Building Work” column of the said Landlord/Tenant Responsibility Matrix, and “Tenant’s Expansion Premises Work” consists of the construction and/or installation, at Tenant’s sole cost and expense, all of Tenant’s furniture, fixtures and equipment, all telephone and data wiring throughout the Expansion Premises, and other equipment Tenant intends to install in connection with the initial preparation of the Expansion Premises for Tenant’s occupancy (including, without limitation, any equipment, alarms, audio visual equipment and wiring, white noise equipment and wiring, and UPS). The parties intend that the Landlord’s Expansion Premises Work will be in accordance with Expansion Premises construction documents (the “Expansion Premises Construction Documents”) prepared by Landlord and approved by Tenant in accordance with this Exhibit 2-First Amendment (which Expansion Premises Construction Documents shall include sufficient detail with respect to finishes selected by Tenant and engineering of the mechanical, electrical, and plumbing systems to be completed by the Contractor so as to be submitted for a building permit). The Expansion Premises Construction Documents shall be based upon a space plan and design development plans to be prepared by Tenant (collectively, the “Expansion Premises DD Plans”), which Expansion Premises DD Plans shall be delivered to Landlord on or before July 31, 2020, and shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.

(b)Landlord agrees to reimburse Tenant up to $4,566.9 (the “Expansion Premises Space Planning Allowance”) for the preparation of the Expansion Premises DD Plans, and any unused portion of the Expansion Premises Space Planning Allowance shall be added to the
Exhibit 2-First Amendment -- 14
4815-4160-2751, v. 6

Landlord’s Expansion Premises Contribution (as defined below). Landlord and Tenant acknowledge that the Expansion Premises Construction Documents have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Landlord’s Expansion Premises Work at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the Cost of Landlord’s Expansion Premises Work, as hereinafter defined shall be limited to an amount (“Landlord’s Expansion Premises Contribution”) which shall not exceed
$3,653,520.00 (i.e., $120.00 per rentable square foot of the Expansion Premises) (the “Expansion Premises Maximum Amount”) and that Tenant shall be responsible for the Cost of Landlord’s Expansion Premises Work to the extent that it exceeds the Expansion Premises
Maximum Amount. The “Cost of Landlord’s Expansion Premises Work” shall be defined as all hard costs (“Expansion Premises Hard Costs”) incurred by Landlord relating to the performance of the Landlord’s Expansion Premises Work (including, without limitation, the cost of obtaining permits and any applicable state sales and use taxes) and soft costs (“Expansion Premises Soft Costs”) incurred by Landlord in connection with the Landlord’s Expansion Premises Work (including, without limitation, the cost of preparing the Expansion Premises DD Plans and the Expansion Premises Construction Documents. Landlord shall be solely responsible for the costs of the Expansion Premises Base Building Work. For avoidance of doubt, and without limiting the generality of the foregoing, the Cost of Landlord’s Expansion Premises Work shall not include the costs of the Expansion Premises Base Building Work, or the costs of the Tenant’s Expansion Premises Work or other costs and fees incurred by Tenant in connection with the preparation of the Expansion Premises for Tenant’s initial occupancy (including, without limitation, consulting fees). Landlord will charge Tenant a construction management fee equal to 2.5% of all Expansion Premises Hard Costs payable by Tenant in connection with the Landlord’s Expansion Premises Work.

2.Contractor; GMP. Landlord shall enter into a contract (“Expansion Premises Contract”) for the Landlord’s Expansion Premises Work with B.W. Kennedy & Company, LLC (“Contractor”). The Expansion Premises Contract shall be on the basis of a guaranteed maximum price (“Expansion Premises GMP”). The Expansion Premises GMP shall be determined based upon the sum of the following:

◦ Contractor’s Fee: 3% of the sum (“Cost of the Work”) of: (i) Direct Cost of the Expansion Premises Work, and (ii) Expansion Premises General Conditions Costs (as established by the Expansion Premises Contract); provided, however, in no event shall the contractor’s fee be payable with respect to any costs directly and indirectly incurred on account of the COVID- 19 pandemic (including, without limitation, additional supervision, additional shifts, and personal protection equipment), it being agreed that such costs shall be included in the Direct Cost of the Expansion Premises Work without mark-up or premium.
◦Direct Cost of the Expansion Premises Work: Determined by bids obtained from subcontractors in accordance with Section 5 below.
◦Contingency: 5% of the Cost of the Work.

3.Preparation of Expansion Premises Construction Documents. The Contractor and/or Landlord shall engage R.E. Dinneen Architects & Planners, Inc. and B.W. Kennedy & Company, LLC as subconsultants to prepare the Expansion Premises Construction Documents
Exhibit 2-First Amendment -- 15
4815-4160-2751, v. 6

for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed.

4.Tenant Responses. Tenant shall respond, in writing, to any requests from Landlord or the Contractor for information, consents, or authorizations to proceed, within four
(4) business days of Tenant’s receipt of such request. Any failure by Tenant to respond within such time period may be the basis of a Tenant Delay. Tenant shall have the right to hire a mutually approved Tenant Construction Representative to oversee all required construction relative to the Expansion Premises.

5.Bid Process. Tenant hereby acknowledges that:

(i)the Contractor will receive a single bid for each of the following portions of Landlord’s Expansion Premises Work from the designated subcontractors (“Designated Subcontractors”) listed below who will perform both the design and construction such portions of Landlord’s Expansion Premises Work:

1.Mechanical/HVAC: Environmental Systems, Inc.
2.Plumbing: North Shore Mechanical Contractors, Inc.
3.Fire Protection: Legacy Fire Protection, Inc.
4.Electrical: Nappa Electrical Contractors

If requested by Tenant, Landlord will cause any Designated Subcontractor to provide backup documentation with respect to its bid, reasonably demonstrating that its bid is competitively priced relative to similarly situated subcontractors working in the Route 128/Route 2/Alewife corridor real estate market.
(ii)Landlord will cause the Contractor to use reasonable efforts to obtain at least three (3) bidders for other portions of Landlord’s Expansion Premises Work; however, given the current market, it may not be possible to obtain more than one or two bidders with respect to portions of Landlord’s Expansion Premises Work.

If Tenant reasonably determines that the Expansion Premises GMP is higher than is acceptable to Tenant, then Tenant shall have a one-time right to give request changes for the Landlord’s Expansion Premises Work. In order to exercise such one-time right to request changes for the Landlord’s Expansion Premises Work in order to reduce the Expansion Premises GMP, Tenant shall, on or before the date five (5) business days after Tenant receives Landlord’s notice to Tenant of the Expansion Premises GMP, give written notice to Landlord specifying the changes in the Landlord’s Expansion Premises Work requested by Tenant. Such changes shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed). Based upon the revised Expansion Premises Construction Documents for the Landlord’s Expansion Premises Work, which are based upon the changes requested by Tenant, as approved by Landlord, as aforesaid, the Contractor shall revise the
Expansion Premises GMP for the construction of the Landlord’s Expansion Premises Work in accordance with this Section 5. Tenant shall be responsible for the design cost associated with the preparation of the revised Expansion Premises Construction Documents. Tenant shall have the right to review the revised Expansion Premises GMP within five (5) business days after receipt thereof.
Exhibit 2-First Amendment -- 16
4815-4160-2751, v. 6

6. Tenant’s Share. For the purposes of this Exhibit 2-First Amendment: (i) if the Cost of Landlord’s Expansion Premises Work is equal to, or less than, the Expansion Premises Maximum Amount, then “Tenant’s Expansion Premises Construction Share” shall be 0%, or
(ii)if the Cost of Landlord’s Expansion Premises Work is greater than the Expansion Premises Maximum Amount, then Tenant’s Expansion Premises Construction Share shall be a fraction, the numerator of which is the amount by which the total Cost of Landlord’s Expansion Premises Work exceeds the Expansion Premises Maximum Amount and the denominator of which is the total Cost of Landlord’s Expansion Premises Work. Following Substantial Completion of the Landlord’s Expansion Premises Work, Landlord will provide Tenant with documentation demonstrating the final Cost of Landlord’s Expansion Premises Work, which documentation shall consist of copies of the requisitions from the Contractor and invoices from vendors and consultants not otherwise included in the requisitions.

7. Tenant’s Obligation to Pay. If the Cost of Landlord’s Expansion Premises Work exceeds the Expansion Premises Maximum Amount, Tenant shall pay to Landlord such excess costs as follows: (i) Tenant shall pay Tenant’s Share of the Cost of Landlord’s Expansion Premises Work within thirty (30) days of Billing, as hereinafter defined, (ii) with respect to any Changes to the Landlord’s Expansion Premises Work, Tenant shall pay for the cost of such changes in accordance with Section 8 below, and (iii) with respect to any increases in the Cost of Landlord’s Expansion Premises Work arising from Claims by the Contractor, Tenant shall pay for the cost of such Claims as set forth in Section 9 below. “Billing” shall be defined as any invoice from Landlord setting forth, reasonable detail, the amount due from Tenant, and shall include invoices from vendors and service providers, and applications for payment from the Contractor for work completed through the date of Billing, as certified by the Contractor. Billing may not be submitted to Tenant more than one time per calendar month. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.

8.Changes. If Tenant shall request any change, addition or alteration in any of the Expansion Premises Construction Documents after approval by Landlord (“Changes”), Landlord shall diligently prepare revisions to the drawings consistent with Tenant’s request. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within three (3) business days, shall notify Landlord in writing whether it desires to proceed with such Change. In the absence of such written authorization, Landlord shall have the option to continue work on the Expansion Premises disregarding the requested Change. To the extent that the cost of performing such revisions cause the Cost of Landlord’s Expansion Premises Work to exceed the Expansion Premises Maximum Amount, Tenant shall reimburse Landlord for the such excess in the Cost of Landlord’s Expansion Premises Work associated with such Changes within thirty (30) days of approving the Changes.

9.Claims. To the extent that any claims (“Claims”) by the Contractor cause the Cost of Landlord’s Expansion Premises Work to exceed the Expansion Premises Maximum Amount, Tenant shall pay for such excess within thirty (30) days of Billing. Claims shall include any amounts properly due to the Contractor under the Contract based upon the claims of the Contractor under the Contract, provided however, that the Claims shall not include any amounts
Exhibit 2-First Amendment -- 17
4815-4160-2751, v. 6

arising from the default or negligence of Landlord, or Landlord’s agents or employees, under the Contract.

10. Performance of Landlord’s Expansion Premises Work. Following approval of the Expansion Premises Construction Documents and Tenant’s written authorization to proceed with the Landlord’s Expansion Premises Work, Landlord shall cause the Landlord’s Expansion Premises Work and the Expansion Premises Base Building Work to be constructed in a good and workmanlike manner in compliance with applicable Legal Requirements and, in all material respects, in accordance with the approved Expansion Premises Construction Documents.

11. Landlord’s Expansion Premises Contribution:

a.Except as set forth in this Section 11, any portion of Landlord’s Expansion Premises Contribution which exceeds the Cost of Landlord’s Expansion Premises Work (the “Remaining Portion of Landlord’s Expansion Premises Contribution”) shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

b.Requisitions. If there is any Remaining Portion of Landlord’s Expansion Premises Contribution, Tenant may submit Requisitions, as hereinafter defined, to Landlord to pay for the costs (collectively, “Other Permitted Costs”) for Tenant’s Security System Work (if any), telephone and data wiring throughout the Expansion Premises and reasonable fees for
Tenant’s third-party project manager, as follows:

1.A “Requisition” shall mean (1) an application for payment (accompanied by, without limitation, invoices from Tenant’s contractors, vendors, service providers and consultants (collectively, “Tenant’s Contractors”) listing in reasonable detail Other Permitted Costs, (2) a certification executed by an authorized representative of Tenant that the amount of the Requisition in question does not exceed the cost of the items, services and work covered by such Requisition, and (3) only with respect to those items and services covered by such Requisition for which mechanic’s lien rights arise under Massachusetts Law, partial lien waivers and subordinations of lien, as specified in
M.G.L. Chapter 254, Section 32 (“Lien Waivers”). Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. Tenant shall submit Requisition(s) no more often than monthly.

2.On the condition that Tenant is not in default of its obligations under the Lease at the time that Landlord receives a Requisition, Landlord shall pay the amount properly due under such Requisition with forty-five (45) days of receipt of such Requisition. Notwithstanding the foregoing, if Landlord declines to pay Tenant on account of any Requisition based upon Tenant then being in default of its obligations under the Lease, and if Tenant subsequently cures such default, then Tenant shall have the right to resubmit such Requisition, and Landlord shall pay the amount due on account of such Requisition, provided that the Lease is then in full force and effect and all of the conditions to payment on account of such Requisition are then satisfied.
Exhibit 2-First Amendment -- 18
4815-4160-2751, v. 6

3.Notwithstanding anything to the contrary herein contained: (i) Landlord shall have no obligation to advance funds on account of Landlord’s Expansion Premises Contribution more than once per month; (ii) if any Tenant’s Contractor (including subcontractors of any tier, or materialman) records a Notice of Contract which is not discharged or bonded over by, on or behalf of, Tenant, Landlord shall thereafter have the right to have the relevant portion of Landlord’s Expansion Premises Contribution paid directly to such lienor upon receipt of requisite documentation from such lienor evidencing payment to be due and owing, only upon Landlord notifying Tenant in writing of its intent to pay such portion of Landlord’s Expansion Premises Contribution directly to such contractors and Tenant failing within five (5) business days of receipt of such notice to (x) bond over or discharge such lien, as a matter of record or (y) pay such lienor (and provide evidence of such payment to Landlord) the amounts claimed owing to such lienor; (iii) Landlord shall have no obligation to pay any portion of Landlord’s Expansion Premises Contribution with respect to any Requisition submitted after April 1, 2022 (the “Outside Requisition Date”).

4.Miscellaneous

(a) Tenant’s Authorized Representative. Tenant designates Doug Pagán (email: dpagan@dicerna.com, telephone617-621-8097 x0388; “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than five (5) business days advance written notice to Landlord.

(b) Landlord’s Authorized Representative. Landlord designates Michael DiMinico (email: mdiminico@ks-prop.com, telephone 617-910-5503; “Landlord’s Representative”) as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than five (5) business days advance written notice to Tenant.

(c)Tenant shall have the right, during the performance of Landlord’s Expansion Premises Work, to have Tenant’s Representative or other project manager representative participate in weekly construction meetings with Landlord and the Contractor as to the status of the performance of the Landlord’s Expansion Premises Work.

(d)Tenant shall have access to the Expansion Premises prior to the Expansion Premises Commencement Date in accordance with the provisions of Section 1.4 of the Lease.

5.Disputes.
Exhibit 2-First Amendment -- 19
4815-4160-2751, v. 6

Any disputes relating to provisions or obligations in this Lease in connection with Landlord’s Expansion Premises Work or Tenant’s Expansion Premises Work or this Exhibit 2- First Amendment shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association.
Notwithstanding the foregoing, the parties hereby agree that the arbitrator for any disputes relating to Landlord’s Expansion Premises Work or Tenant’s Expansion Premises Work shall be a construction consultant, experienced in the construction of offices/research/laboratory buildings/campuses in the Route 128/Route 2/Alewife corridor real estate market, as mutually agreed upon by the parties, or, if not then designated by the parties, within ten (10) days after either party makes a request for arbitration hereunder, or (if the parties do not mutually agree upon such arbitrator) as designated by the Boston office of the American Arbitration Association upon request by either party. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Except where a specified period is referenced in this Lease, no arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease during the pendency of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

Exhibit 2-First Amendment -- 20
4815-4160-2751, v. 6

EXHIBIT 2A-FIRST AMENDMENT

Landlord/Tenant Responsibility Matrix

[See attached]

Exhibit 2A-First Amendment -- 1
4815-4160-2751, v. 6

75 Hayden Avenue
Lexington, MA

King Street Properties

Dicerna - Expansion Premises
Landlord / Tenant Responsibility Matrix

Scope Description	Base Building Work	Tenant Improvement Work	Tenant's Work
Exterior/Sitework			
Hardscape/Landscape: New landscaping throughout site. New, shared tenant outdoor seating area on west and east side of building. Open boardwalk from covered garage to Building.	X		
Parking Area: New parking lot paving, curbing, line striping and site lighting.	X		
Utilities: New underground storm drainage structures and piping, new gas service, new primary-metered electric service, domestic water service, fire protection water service, sanitary sewer service, new telephone/internet service to building demarcation room.	X		
Signage: New monument sign on Hayden Avenue with building address and tenant identification (sign will allow identification of multiple building tenants). New site wayfinding signage throughout site including loading dock identification.	X		
Loading: Two (2) Building common tailgate-height loading bays and one (1) Building common trash compactor bay.	X		
Structural			
Composite concrete deck on structural steel framing with live load capacity of 100 psf with the exception of certain areas along the western facade of the Building. Note that installation of all heavy equipment must be reviewed and approved by Landlord's structural engineer.	X		
Structural framing and dunnage for Base Building equipment	X		
Structural framing and dunnage for Tenant equipment (if required)		X	
Miscellaneous metals and/or concrete pads required for Tenant equipment (if required)		X	
Roofing/Penthouse			
Roofing penetrations for Base Building equipment	X		
Roofing penetrations for Tenant equipment		X	
Walkway pads for Base Building equipment as shown in Base Building Work per Exhibit 4-1.	X		
Walkway pads to Tenant equipment subject to Landlord review and approval.		X	
Interior Construction - Tenant Premises			
Control Areas: - Tenant will be allocated the following capacity for the storage and use of hazardous materials as defined by the International Building Code. Tenant's use of hazardous materials will not limit the usage of hazardous materials by any other tenant of the Building, - First Floor North Premises - **1 of the 4** available 1st floor Control Areas; - First Floor South Premises - **1 of the 4** available 1st floor Control Areas; - First Floor Shared Chemical Storage Room - **20% of the capacity of one Control Area** at the first floor Chemical Storage Room		X	
Demising Wall and Exterior Wall: Drywall finish and fire safing (if required) at inside face of exterior walls and tenant face of demising wall.		X	
Tenant Build-Out: Interior construction of the Premises including partitions, flooring, ceilings, painting, finishes, interior glazing, lab casework, doors, frames and hardware, signage, etc.		X	
Building standard window shades at exterior windows		X	

Page 1 of 4

Exhibit 2A-First Amendment -- 2
4815-4160-2751, v. 6

75 Hayden Avenue
Lexington, MA

KSP King Street Properties

Scope Description	Base Building Work	Tenant Improvement Work	Tenant's Work
Core bathrooms and finishes as shown in Exhibit 4-1	X		
Furniture: Furnish and install cubicles, work stations, reception desk, and other office furniture			X
Landlord Supplied Lab Equipment: - Chemical Fume Hoods, RODI pure water systems, glass wash, autoclave, gas manifolds, dedicated compressors & vacuum pumps.		X	
Building Common Equipment: Central Compressed Air System & Central Vacuum System with connection at house riser.	X		
Tenant Supplied Lab Equipment: All lab equipment not defined as Landlord Supplied Lab Equipment, including but not limited to bench top equipment, bioreactors, centrifuges, biosafety cabinets, glassware, refrigerators, freezers, HPLCs, NMR, vivarium cages and racks, and other specialty laboratory equipment.			X
Telephone/Data/AV/Security			
Tel/data: Tel/data cabling from building demarcation room to tenant premises. Tenant IDF closets. Phone/internet service from additional cable/internet providers other than service providers brought to demarcation room by Landlord.			X
Tel/data: Pathways from building demarcation room to Tenant tel/data rooms	X		
Security/Card Access: Security systems for Tenant Premises shall be separate from the Base Building security system. Card access at exterior tenant entrance doors to the Premises and any security access within the Premises are furnished and installed by the Tenant.			X
A/V: Audio/visual systems within Tenant Premises.			X
Alarm Point: Alarm point wiring and monitoring for Tenant laboratory equipment			X
Plumbing			
Furnish and install manifolds, distribution piping, and drops to equipment as required for laboratory gases including CO2, nitrogen, vacuum, purified water. Furnish and install drains and tie-ins for Tenant equipment such as glass wash and autoclave. Furnish and install any specialty process and waste piping. Furnish and install pH neutralization tank. Furnish and install all lab sinks and drain piping (including pH branch lines to Tenant pH neutralization tank). Furnish and install emergency eyewash stations and emergency showers.		X	
Plumbing and fixtures for core bathrooms and Building common locker rooms per Exhibit 4-1.	X		
Modifications to core bathrooms or other core areas as constructed per Exhibit 4-1		X	
Building Common Vacuum and Compressed Air risers for Tenant connection.	X		
Furnish and install any sinks or water lines in Tenant kitchen or other areas within the Premises.		X	
Plumbing risers for Tenant pH neutralization system.	X		
Furnish and install Tenant pH neutralization system		X	
Branch piping for Tenant pH neutralization system.		X	
Tenant hot water tanks for the Premises to be located in the penthouse.		X	

Page 2 of 4

Exhibit 2A-First Amendment -- 3
4815-4160-2751, v. 6

75 Hayden Avenue
Lexington, MA

KSP King Street Properties

Scope Description	Base Building Work	Tenant Improvement Work	Tenant's Work
Base Building central hot water tanks located in the penthouse per Exhibit 4-1.	X		
HVAC			
The Tenant air allowance from the Building common penthouse HVAC equipment to the Prime Expansion Premises is 27,118 CFM. Note that the office portion of the Premises is heating and cooled using FCUs ventilated with 0.31 CFM/usable sf of air.	X		
Base Building Penthouse mechanical equipment - Air Handlers, boilers, chillers, exhaust fans, and penthouse duct work as shown on drawings reference in Exhibit 4-1. Supply and Exhaust duct risers as shown on drawings references in Exhibit 4-1	X		
Building Management System (BMS) for common areas and Base Building infrastructure	X		
Building Management System (BMS) for Tenant equipment and infrastructure		X	
Furnish and install all branch supply, return, and exhaust duct work from riser, Fan Coil Units & VAV terminals for space, , hot water, refrigerant and condensate piping, ductwork and piping insulation, provisions for low end humidification, specialty exhaust systems, registers, grilles, and diffusers.		X	
Tenant specific supplemental cooling systems as required by tenant program		X	
Electrical			
The maximum power from Base Building Systems allocated to Tenant to supply power to their equipment and Prime Expansion Premises is 233,498 watts.	X		
Installation of bus duct risers as shown on drawings referenced in Exhibit 4-1	X		
Electrical power distribution equipment and wiring from busduct riser to Tenant Premises. Including Tenant Busduct Switches, Tenant Panelboards, Transformers etc.		X	
Electronic Check Metering to Monitor Tenant Power and Lighting Loads originating via common busduct riser and base building panelboards. Electronic Check Metering to match building standard Quad Logic Metering		X	
Natural Gas Optional Standby Generator to be located on the roof and associated distribution to supply backup power to Tenant Equipment. Including Tenant Automatic Transfer Switches, Tenant Panelboards, Transformers.		X	
Any UPS (Uninterrupted Power Supply) equipment, wiring and power generation/storage required.		X	
Provide power to offices, conference rooms, and general convenience outlets for non-specific areas, and Tenant furniture.		X	
Office and lab area lighting		X	
Fire alarm sub panels, remote power supplies and devices for Tenant Premises with integration into Base Building system		X	
Alteration to fire alarm system to facilitate Tenant program		X	

Page 3 of 4

Exhibit 2A-First Amendment -- 4
4815-4160-2751, v. 6

75 Hayden Avenue
Lexington, MA

KSP King Street Properties

Scope Description	Base Building Work	Tenant Improvement Work	Tenant's Work
Furnish and install conduit for Tenant tel/data cable routing from building MDF and IDF Closet to Tenant server room.		X	
Electrical power for Tenant equipment.		X	
Fire Protection			
Sprinkler Main Service: Building service located in base building fire protection room on 1st floor. Service sized to manage to Ordinary Hazard Group II classifications of tenant suites suitable for research and development, laboratory and office uses.	X		
Standpipes: New automatic wet-pipe sprinkler and combination standpipe systems located in stairwells.	X		
Base Building Areas: New, automatic wet-pipe sprinkler coverage. New fire extinguishers.	X		
Tenant Areas: New sprinkler distribution to tenant premises. All run outs and heads within tenant premises. New fire extinguishers and cabinets within tenant premises.		X	
Base Building Scope			
Provide Base Building Scope per the plans in specifications listed in Exhibit 4-1, including but not limited to the following:	X		
- Core bathrooms, core IDF and electric rooms, supply and exhaust shafts, core MEP risers.	X		
- Common locker room and shower facilities at 1st floor	X		
- Bike storage room at 1st floor	X		
- Passenger and freight elevators	X		
- Exterior landscaping and site improvements as shown on the drawings referenced in Exhibit 4-1	X		
- Building common lobby and library	X		
- Common café at 1st floor	X		
- Building common penthouse HVAC equipment	X		

Page 4 of 4

Exhibit 2A-First Amendment -- 5
4815-4160-2751, v. 6

EXHIBIT 3-FIRST AMENDMENT

Expansion Premises – Base Building Capacities

◦HVAC – supply air capacity to the Prime Expansion Premises: 27,118 CFM
◦Power – lights, plugs, misc. equipment solely serving the Prime Expansion Premises: 233,498 watts
Exhibit 3-First Amendment -- 1
4815-4160-2751, v. 6